As filed with the Securities and Exchange Commission on August 20, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INTRABIOTICS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	94-3200380 (I.R.S. Employer Identification No.)

2483 East Bayshore Road, Suite 100
Palo Alto, CA 94303
(Address of principal executive offices)

2002 Non-Officer Equity Incentive Plan
2000 Equity Incentive Plan
(Full title of the plans)

Henry J. Fuchs
President and Chief Executive Officer
IntraBiotics Pharmaceuticals, Inc.
2483 East Bayshore Road, Suite 100
Palo Alto, CA 94303
(650) 526-6800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert L. Jones, Esq.
Laura Berezin, Esq.
Cooley Godward LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306
(650) 843-5000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered (1)	Share (2)	Price (2)	Registration Fee

Common Stock (par value $.001)	233,333	$1.80 - $5.52	$699,932.53	$56.63

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall cover any additional shares of Common Stock which become issuable under the Plans set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of Registrant’s outstanding Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933. The following chart illustrates the calculation of the registration fee:

The chart below details the calculations of the registration fee:

		Offering Price Per		Aggregate Offering
Securities	Number of Shares	Share		Price

Common Stock, $.001 par value, reserved for issuance for future awards under the 2002 Non-Officer Equity Incentive Plan	1,324	$3.39	(1)	$4,488.36

Common Stock, $.001 par value, reserved for issuance pursuant to outstanding options under the 2002 Non-Officer Equity Incentive Plan	73,676	$1.80-$5.52	(2)	$243,056.64

Common Stock, $.001 par value, reserved for issuance for future awards under the 2000 Equity Incentive Plan	24,427	$3.39	(1)	$82,807.53

Common Stock, $.001 par value, reserved for issuance pursuant to outstanding options under the 2000 Equity Incentive Plan	133,906	$2.76	(2)	$369,580.56

Proposed Maximum Offering Price	—	—		$699,932.53

Registration Fee	—	—		$56.63

(1)	For shares reserved for issuance for future awards either under the Registrant’s 2002 Non-Officer Equity Incentive Plan or under the Registrant’s 2000 Equity Incentive Plan, the offering price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock on August 14, 2003 as reported on the Nasdaq Stock Market, in accordance with Rule 457(c) promulgated under the Securities Act. The offering price per share and aggregate offering price are estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933.

(2)	For shares subject to outstanding options granted either pursuant to the Registrant’s 2002 Non-Officer Equity Incentive Plan or pursuant to the Registrant’s 2000 Equity Incentive Plan, the offering price per share and aggregate offering price are based upon (a) the weighted average exercise price for shares subject to the outstanding options. The offering price per share and aggregate offering price are estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933.

1.

EXPLANATORY NOTE
INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS ON FORM S-8 NOS. 333-40524, 333-65616 AND 333-101632
EXHIBITS
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1

EXPLANATORY NOTE

     This Registration Statement on Form S-8 is being filed for the purpose of registering an additional (i) 75,000 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 2002 Non-Officer Equity Incentive Plan and (ii) 158,333 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 2000 Equity Incentive Plan.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS
ON FORM S-8 NOS. 333-40524, 333-65616 AND 333-101632

     The contents of Registration Statements on Form S-8 (Nos. 333-40524, 333-65616 and 333-101632) filed with the Securities and Exchange Commission on June 30, 2000 , July 23, 2001 and December 4, 2002, respectively, are incorporated by reference herein.

EXHIBITS

Exhibit
Number

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Ernst & Young LLP, Independent Auditors

23.2	Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney is contained on the signature pages.

99.1[1]	2002 Non-Officer Equity Incentive Plan, as amended as of February 3, 2003.

99.2[1]	2000 Equity Incentive Plan, as amended as of April 3, 2003.

[1]	Filed as an exhibit to our Annual Report on Form 10-K (File No. 000-29993) filed with the Securities and Exchange Commission on March 31, 2003 and incorporated herein by reference.

2.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on August 20, 2003.

INTRABIOTICS PHARMACEUTICALS, INC

By /s/ Henry J. Fuchs Henry J. Fuchs Title: President and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Henry J. Fuchs and Eric H. Bjerkholt and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Henry J. Fuchs Henry J. Fuchs, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	August 20 , 2003

/s/ Eric H. Bjerkholt Eric H. Bjerkholt	Chief Financial Officer (Principal Financial and Accounting Officer)	August 20 , 2003

/s/ Ernst Mario Ernest Mario, Ph.D.	Chairman of the Board	August 20, 2003

/s/ Jerry T. Jackson Jerry T. Jackson	Director	August 20, 2003

3.

Signature	Title	Date

/s/ Kathleen D. LaPorte Kathleen D. LaPorte	Director	August 20, 2003

/s/ Gary A. Lyons Gary A. Lyons	Director	August 20, 2003

/s/ Jack S. Remington Jack S. Remington	Director	August 20, 2003

/s/ Kevin Tang Kevin Tang	Director	August 20, 2003

4.

EXHIBIT INDEX

Exhibit
Number

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Ernst & Young LLP, Independent Auditors

23.2	Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney is contained on the signature pages.

99.1[1]	2002 Non-Officer Equity Incentive Plan, as amended as of February 3, 2003.

99.2[1]	2000 Equity Incentive Plan, as amended as of April 3, 2003.

[1]	Filed as an exhibit to our Annual Report on Form 10-K (File No. 000-29993) filed with the Securities and Exchange Commission on March 31, 2003 and incorporated herein by reference.

5.